UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 19, 2007
Date of Report (Date of earliest event reported)

CHINA EDUCATION ALLIANCE, INC.
(Exact name of registrant as specified in charter)

North Carolina	00-52092	56-2012361

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

58 Heng Shan Road, Kun Lun Shopping Mall Harbin, People’s Republic of China 150090
(Address of principal executive offices)

+86-451-8233-5794
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant's Certifying Accountant.

(a) On December 19, 2007, China Education Alliance, Inc. (“CEUA”) dismissed Murrell, Hall, McIntosh & Co. PLLP (“MHM”) as its independent auditor, with immediate effect. The decision to dismiss MHM as CEUA’s independent auditor was approved by CEUA’s Audit Committee.

CEUA’s management represents as follows:

(a)     Any reports of MHM on CEUA’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

(b)     During CEUA’s two most recent fiscal years and any subsequent interim period through the date hereof, there were no disagreements with MHM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

(c)     MHM expressed no disagreement or difference of opinion regarding any "reportable event” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, including, but not limited to, the following:

(i)     MHM has not advised CEUA that the internal controls necessary for CEUA to develop reliable financial statements do not exist;

(ii)     MHM has not advised CEUA that information has come to MHM's attention that has led it to no longer be able to rely on management's representations, or that has made it unwilling to be associated with the financial statements prepared by management;

(iii) MHM has not advised CEUA of the need to expand significantly the scope of its audit, or notified CEUA that information has come to MHM's attention that if further investigated may (A) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or (B) cause it to be unwilling to rely on management's representations or to be associated with CEUA 's financial statements, and due to MHM's dismissal (due to audit scope limitations or otherwise), or for any other reason, MHM did not so expand the scope of its audit or conduct such further investigation;

(iv)     MHM has not advised CEUA that information has come to MHM's attention that it has concluded materially impacts the fairness or reliability of either (A) a previously issued audit report or the underlying financial statements, or (B) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to MHM's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and due to MHM's dismissal, or for any other reason, the issue has not been resolved to MHM's satisfaction prior to its dismissal.

CEUA has provided MHM with a copy of the disclosures it is making in response to Item 304(a) of Regulation S-B and has requested that MHM furnish CEUA with a letter addressed to the Commission stating whether it agrees with the statements made by CEUA. A copy of such letter, dated December 19, 2007, is attached to this Form 8-K as Exhibit 16.1 and is filed herewith.

(b) On December 19, 2007 and effective immediately, CEUA, upon the approval of the Audit Committee of the Board of Directors, engaged Sherb & Co., LLP (“Sherb & Co.”) as CEUA’s new independent registered public accounting firm for the fiscal year ending December 31, 2007, and to perform procedures related to the financial statements included in CEUA’s annual report on Form 10-K and quarterly reports on Form 10-Q, beginning with, and including, the year ending December 31, 2007. CEUA has not consulted with Sherb & Co. during its fiscal years ended December 31, 2005 and 2006 nor during the subsequent interim period through December 19, 2007 regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on CEUA’s consolidated financial statements, and neither a written report was provided to CEUA nor oral advice was provided that Sherb & Co. concluded was an important factor considered by CEUA in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions) or a reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Financial Statement and Exhibits

(d)	Exhibits
	16.1	Letter from Murrell, Hall, McIntosh & Co. PLLP to the Commission, dated December 19, 2007.
	16.2	Letter from the Company to Murrell, Hall, McIntosh & Co. PLLP, dated December 19, 2007.
	99.1	Press Release of the Company, dated December 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2007	CHINA EDUCATION ALLIANCE, INC.

	By:	/s/ Xiqun Yu
Xiqun Yu, Chief Executive Officer and President

EXHIBIT INDEX

16.1	Letter from Murrell, Hall, McIntosh & Co. PLLP to the Commission, dated December 19, 2007.
16.2	Letter from the Company to Murrell, Hall, McIntosh & Co. PLLP, dated December 19, 2007.
99.1	Press Release of the Company, dated December 20, 2007.